EXHIBIT 23






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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated December 14, 2004, appearing in this Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 2004.



/s/ Deloitte & Touche LLP

Parsippany, New Jersey
December 22, 2004